FOR  IMMEDIATE RELEASE
Thursday, January 15, 2004

                     CALPROP REPORTS SECOND QUARTER RESULTS

         Company Reports a Net Loss of $12,843,593 in the Second Quarter
         ---------------------------------------------------------------

MARINA DEL REY, CA, January 15, 2004 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three and six month periods ended June 30, 2003, today reported net losses from operations for both of the aforementioned periods ended June 30, 2003.

         "For the three and six month periods ended June 30, 2003, Calprop incurred net losses of ($12,843,593) and ($12,430,249), respectively. Our backlog decreased to $1,714,000 on 6 units, down 91.2% from $19,517,000 on 56 units a year ago. Currently, Calprop is developing five projects of which three are close to completion as compared to seven projects at this time a year ago. We have focused on retiring debt the past twelve months in order to strengthen our balance sheet. Presently, we are investigating properties to acquire and have entered escrow on three new properties, a 77 unit townhouse project in Rohnert Park, California, a 117 lot development in Wildomar, California and a 43 lot development in Wildomar, California. The Rohnert Park project should commence in February 2004. We continue to target another four acquisitions prior to year's end. We entered escrow to sell 50 lots in the Saddlerock project in Aurora, CO to a national builder and the escrow closed in August 2003. In addition, the 117 lot development in Wildomar was placed in escrow as of December 2003 and is also being sold to a national builder with an anticipated closing date in March 2004. Furthermore, our lease ups of our ParcWest Apartments in Milpitas, California have remained strong through June 2003 with 98.5% of 68 units leased. In October 2003, ParcWest Apartments was placed in escrow to be sold with a estimated closing date of February 2004," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

         For the second quarter, Calprop's revenues were $7.6 million, a decrease of $35.5 million or 82.4% from $43.1 million of revenues in the second quarter a year ago. The decrease in real estate sales for the three month period of 2003 was primarily due to the lack of projects currently under development in 2003 compared to the active projects under development in 2002. In the second quarter of 2003, the Company sold 21 homes with an average sales price of $361,500, a 81.4% decrease in the volume of home sales compared to 113 homes with an average sales price of $381,050 for the second quarter of 2002. Income from development operations before recognition of impairment of real estate was $255,552 for the second quarter, down $497,455 or 66.1% compared to $753,007 in the prior year's quarter. Net loss for the second quarter of 2003 was ($12,843,593) or ($1.25) per share on 10,239,105 weighted average shares and common stock equivalents for dilutive net income, compared with a net loss of ($1,224,951) or ($0.12) per share on 10,254,005 weighted average shares and common stock equivalents for dilutive net income, in the same quarter a year ago.

         During the second quarter of 2003, the Company recorded an impairment loss on real estate under development of $4,232,281 in the Saddlerock project. The project consisted of 94 homes with five product lines in Aurora, Colorado. The lack of demand of the product lines resulted in a slower absorption rate. The Company introduced three new product lines and converted certain upgrades as standards during the second quarter of 2002 to increase the absorption rate. The introduction of the new product lines increased direct construction cost, marketing, production overhead, and interest costs. In addition to increased costs and slow absorption rates, the Company entered into escrow to sell 50 developed lots and as a result the Company recorded an impairment loss on real estate under development.

         Additionally, during the second quarter of 2003, the Company recorded an impairment loss on real estate under development of $453,869 in the High Ridge Court project which is located in Thornton, Colorado, as the absorption rate was slower than anticipated. The decrease in absorption rate increased marketing, production and interest costs and as a result the Company recorded an impairment.

         As of June 30, 2003, the ParcWest apartment project was 98.5% leased and stabilized its operations. Based upon such operations, the Company tested the project for recoverability and determined the carrying amount of the project was not fully recoverable and recorded an impairment loss of $1,342,316; the amount by which the carrying amount of the project exceeded its estimated fair value as determined by a third party appraiser.

         As of December 31, 2003, the Company had gross deferred tax assets of $11,065,083 offset by a deferred tax asset valuation allowance of $11,065,083. The Company has assessed its past earnings history and trends, sales backlog, budgeted sales, and expiration dates of net operating loss carryforwards and has determined that it is more likely than not that the $11,065,083 of deferred tax assets will not be realized. As a result, the Company increased the valuation allowance by $6,535,343 during the three months ended June 30, 2003.

         For the year-to-date period, revenues were $12.2 million, down 81.1% from $64.4 million in 2002. The decrease in real estate sales for the six month period of 2003 was primarily due to the reduction in the number of active projects available for sale in 2003 compared to active projects available for sale in 2002. During the first six months of 2003, the Company sold 33 homes with an average sales price of $368,600, a 80.7% decrease in the volume of home sales compared to 171 homes with an average sales price of $376,300 for the six months of 2002. Income from development operations before recognition of impairment of real estate for the six months ended June 30, 2003, decreased to a loss of ($275,127) or 132.5% from income of $847,781 in the prior year's period. The significant decrease of income from development operations during the second quarter of 2003 and six months ended June 30, 2003 resulted from a slower absorption rate, fewer active projects, a lower average sales price and increased production overhead costs. The company reported a net loss of ($12,430,249) or ($1.21) per share on 10,238,451 weighted average shares and common stock equivalents for dilutive net income, for the six months ended June 30, 2002, a $10,937,852 decrease from the net loss of ($1,492,397) or ($0.15)
per share on 10,254,005 weighted average shares and common stock equivalents for dilutive net income, in 2002.

         General and administrative expenses decreased to $467,112 in the three months ended June 30, 2003 from $521,006 in the corresponding period. For the six months ended June 30, 2003, general and administrative expenses decreased to $952,155 from $1,076,452 in the corresponding 2002 period. The decrease is due to the focus efforts to decrease corporate overhead costs.

         Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California as well as the Colorado Denver Metropolitan area. The company's common stock is traded on the OTCBB under the symbol CLPO.

                                - tables follow -

                               CALPROP CORPORATION
                                 Balance Sheets
                                   (Unaudited)

                                                            June 30,    December 31,
                                                                2003            2002
                                                        ------------    ------------
Investement in Real Estate:
  Real estate development                               $ 13,308,057    $ 24,166,829
  Rental property, (net of accumulated depreciation
    of $268,125 and $121,875, respectively)                9,700,000      11,182,886
                                                        ------------    ------------
Total Investment in Real Estate                           23,008,057      35,349,715
                                                        ------------    ------------

Other assets:
  Cash and cash equivalents                                1,574,686       3,444,541
  Deferred tax asset                                              --       6,535,343
  Other assets                                               728,197         745,347
                                                        ------------    ------------
     Total other assets                                    2,302,883      10,725,231
                                                        ------------    ------------

     Total assets                                       $ 25,310,940    $ 46,074,946
                                                        ============    ============

Liabilities and Stockholders' Equity:
Trust deeds and notes payable                           $ 14,420,211    $ 19,726,186
Related-party notes                                       13,865,168      13,987,634
                                                        ------------    ------------
     Total trust deeds, notes payable and                 28,285,379      33,713,820
      related-party notes
Accounts payable and accrued liabilities                   1,824,436       2,724,856
Deposit                                                           --       2,000,000
Warranty reserves                                            758,050         757,550
                                                        ------------    ------------
     Total liabilities                                    30,867,865      39,196,226
                                                        ------------    ------------

Stockholders' equity:
  Common stock, no par value
    Authorized - 20,000,000 shares
    Issued and outstanding -10,239,105 and 10,235,305
    Shares at June 30, 2003 and December 31, 2002         10,239,105      10,235,305
  Additional paid-in capital                              25,850,776      25,849,446
  Deferred compensation                                      (28,600)        (28,600)
  Notes receivable from common stock sale                   (538,384)       (527,858)
  Accumulated deficit                                    (41,079,822)    (28,649,573)
                                                        ------------    ------------
     Total stockholders' equity                           (5,556,925)      6,878,720
                                                        ------------    ------------

                                                        ============    ============
     Total liabilities and stockholders' equity         $ 25,310,940    $ 46,074,946
                                                        ============    ============

                                    - more -

                               CALPROP CORPORATION
                            Statements of Operations
                                   (Unaudited)

                                                        Three Months Ended                  Six Months Ended
                                                             June 30,                           June 30,
                                                  --------------------------------   --------------------------------
                                                       2003             2002              2003             2002
                                                  ---------------   --------------   ---------------   --------------
Development operations:
  Real estate sales                                  7,592,899      43,058,399      12,165,178      64,350,669
  Cost of real estate sales                          7,337,347      42,305,392      12,440,305      63,502,888
                                                  ------------    ------------    ------------    ------------
Income from development operations before
  recognition of impairment of real estate
                                                       255,552         753,007        (275,127)        847,781
Recognition of impairment of real estate
 development                                        (4,686,150)     (1,832,225)     (4,686,150)     (1,832,225)
                                                  ------------    ------------    ------------    ------------
(Loss) income from development operations           (4,430,598)     (1,079,218)     (4,961,277)       (984,444)

Income from investment in real estate venture               --         185,022              --         109,253

Other income
  Rental Income                                        258,745              --         512,527              --
  Gain on sale of investment in real estate                 --              --       2,000,000              --
venture
  Interest and miscellaneous                            12,261         190,251          31,301         252,299
  Management fee                                            --              --              --         207,182
                                                  ------------    ------------    ------------    ------------
Total other income                                     271,006         190,251       2,543,828         459,481
                                                  ------------    ------------    ------------    ------------

Other expenses:
   Rental operating                                    163,187              --         275,277              --
   Recognition of impairment of rental property      1,342,316              --       1,342,316              --
   General and administrative                          467,112         521,006         952,155       1,076,452
   Depreciation                                         71,138              --         142,275              --
   Interest                                            379,930              --         764,670              --
                                                  ------------    ------------    ------------    ------------
Total Expenses                                       2,423,683         521,006       3,476,693       1,076,452
                                                  ------------    ------------    ------------    ------------

Minority interests                                          --              --             764             235

(Loss) income before provision for income taxes     (6,583,275)     (1,224,951)     (5,894,906)     (1,492,397)
                                                  ------------    ------------    ------------    ------------
Provision for income taxes                           6,260,318              --       6,535,343              --
                                                  ------------    ------------    ------------    ------------
Net (loss) income                                 ($12,843,593)   ($ 1,224,951)   ($12,430,249)   ($ 1,492,397)
                                                  ============    ============    ============    ============

Basic net (loss) income per share                       ($1.25)         ($0.12)         ($1.21)         ($0.15)
                                                  ============    ============    ============    ============

Diluted net (loss) income per share                     ($1.25)         ($0.12)         ($1.21)         ($0.15)
                                                  ============    ============    ============    ============

Weighted average number of common
     shares and common stock equivalents
     for dilutive net (loss) income                 10,239,105      10,254,005      10,238,451      10,254,005

Units
      single family                                         21             113              33             171
                                                  ------------    ------------    ------------    ------------
total                                                       21             113              33             171


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